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THIS MASTER ADVANCE NOTE IS ISSUED FOR PURPOSES OF RENEWING BORROWER'S OCTOBER
13, 1999 MASTER ADVANCE NOTE IN THE PRINCIPAL AMOUNT OF $15,000,000.00 MATURING OCTOBER 11, 2000.



SUMMIT BANK

                               MASTER ADVANCE NOTE
                                     RENEWAL
                                                                 $15,000,000.00

As of October 11, 2000

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LOAN

FOR VALUE RECEIVED, the Undersigned, ("BORROWER"), unconditionally (and jointly and severally, if more than one) promise(s) to pay to SUMMIT BANK ("BANK"), or order, at its offices at 210 Main Street, Hackensack, New Jersey 07601, or at such other place as may be designated in writing by Bank, the principal aggregate sum of Fifteen Million Dollars and No Cents ($15,000,000.00) or such lesser amount of advances as may have been borrowed, repaid and reborrowed (or for such other financial accommodations as may have been made) together with interest from the date hereof on the unpaid principal balance hereunder, computed daily, at the RATE per annum indicated below, payable in accordance with the particular PAYMENT SCHEDULE indicated below. Any advance(s) shall be conclusively presumed to have been made to and for the benefit and at the request of Borrower when (1) deposited or credited to an account of Borrower with Bank, notwithstanding that such advance was requested, orally or in writing, by someone other than Borrower or that someone other than Borrower is authorized to draw on such account and may or does withdraw the whole or any part of such advance, or (2) made in accordance with the oral or written instructions of Borrower, or of any one of them if more than one, or of any one signing below for or on behalf of Borrower.

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RATE

The RATE shall be a rate of interest agreed to by Bank and Borrower at the time of funding of any disbursement of loan proceeds under this Master Advance Note. If there is more than one disbursement of loan proceeds under this Master Advance Note outstanding at any particular time, it is possible that a different RATE will apply to each corresponding outstanding principal balance.

Interest will be calculated on the basis of the actual number of days elapsed over a year of 360 days, unless otherwise prohibited by law.

To the extent permitted by law, whenever there is any Event of Default under this Note, or non-payment upon demand, the RATE of interest on the unpaid principal balance shall, at the option of Bank, be 2% over the RATE otherwise provided herein. Borrower acknowledges that (i) such additional rate is a material inducement to Bank to make the loan, (ii) Bank would not have made the loan in the absence of the agreement of the Obligors (as defined in Section 1 of the Additional Terms and Conditions hereto) to pay such additional rate;
(iii) such additional rate represents compensation for increased risk to Bank that the loan will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to Bank in allocating its resources (both personnel and financial) to the on-going review, monitoring, administration and collection of the loan and (b) compensation to Bank for losses that are difficult to ascertain.

Notwithstanding any other limitations contained in this Note, Bank does not intend to charge and Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to Borrower or credited against principal.

Interest shall accrue on the unpaid principal balance of this Note at the Rate until the entire principal balance of this Note has been paid in full notwithstanding any demand for payment, acceleration and/or the entry of any judgment against Borrower, any Guarantor or Endorser.


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PAYMENT SCHEDULE

In the event that any payment due under the loan shall not be received by Bank within TEN (10) days of the due date, Borrower shall, to the extent permitted by law, pay Bank a late charge of 5% of the overdue payment (but in no event to be less than 2$25.00 nor more than $2,500.00) as compensation to Bank. Any such late charge shall be in addition to all other rights and remedies to which Bank may be entitled and shall be immediately due and payable. Borrower acknowledges that (i) such late charge is a material inducement to Bank to make the loan;
(ii) Bank would not have made the loan in the absence of the agreement of the Borrower to pay such late charge, and (iii) such late charge is not a penalty and represents a reasonable estimate of the cost to Bank in allocating its resources (both personnel and financial) to the additional review, monitoring, administration and collection of the loan.

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All payments received hereunder may be applied first to the payment of any expenses or charges payable hereunder and accrued interest, and the balance only applied to principal.

Principal shall be paid in a single payment on October 11, 2001.

Interest shall be paid monthly commencing on November 1, 2000 and continuing on the same day of each successive month thereafter with a final payment of all unpaid interest at the time of the final payment of the unpaid principal.
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SECURITY

As security for this Note, or any modifications, extensions and/or renewals, Borrower grants to Bank a lien on, a continuing security interest in, and a right to set-off at any time, without notice, all property and deposit accounts at, under the control of or in transit to Bank which belong to Borrower, any Guarantor or Endorser hereof.

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WAIVER OF JURY TRIAL
BORROWER WAIVES TRIAL BY JURY AND CONSENTS TO AND CONFERS PERSONAL JURISDICTION ON COURTS OF THE STATE OF NEW JERSEY OR OF THE FEDERAL GOVERNMENT, AND EXPRESSLY WAIVES ANY OBJECTIONS AS TO VENUE IN ANY OF SUCH COURTS, AND AGREES THAT SERVICE OF PROCESS MAY BE MADE ON BORROWER BY MAILING A COPY OF THE SUMMONS TO BORROWER AT BORROWER'S ADDRESS. BANK LIKEWISE WAIVES TRIAL BY JURY.

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      THE ADDITIONAL TERMS AND CONDITIONS SET FORTH IN THIS NOTE ARE A
                             PART OF THIS NOTE.
================================================================================


ATTEST:                              BORROWER  New Jersey Resources Corporation
---------------------------------------------


---------------------------------------       --------------------------------

____________________________, Secretary       _____________________, President
(Name)                                        (Name)

with its place of business or chief executive office (if it has more than one place of business) at 1415 Wyckoff Road, Wall, New Jersey 07719.

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                         ADDITIONAL TERMS AND CONDITIONS

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1.       Waivers;  Consents;  Costs and Expenses.  Borrower and any  Co-Borrowers,  or  Guarantor,  or any Endorser hereof
         (collectively "Obligors") and each of them: (i) waive(s) presentment,  dishonor,  demand, notice of demand,  protest, notice of protest and notice of  nonpayment  and any other notice  required to be given under  law  to any  Obligors  in connection  with  the  delivery,  acceptance,  performance,  default  or enforcement  of this Note,  or any  endorsement or  guaranty of this Note or any  document or  instrument evidencing  any  security for payment of this Note;  (ii)
         consent(s)  to any and all delays,  extensions, renewals  or other  modifications  of this Note or waivers of any term hereof or release or  discharge  by Bank of any Obligors or release,  substitution  or exchange of any security for the payment  hereof or the failure  to act on the part of Bank or any  indulgence  shown by Bank from time to time and in one or more instances,  (without  notice to or further  assent from any  Obligors)  and agree(s)  that no such action, failure to act or failure to  exercise  any right or remedy on the part of Bank shall in any way affect or impair the  obligations of any Obligors or be construed as a waiver by Bank of, or otherwise  affect,  any of Bank's  rights under this Note, under any  endorsement  or guaranty of this Note or under any document or instrument  evidencing  any security for payment of this Note;  and (iii)  (jointly and  severally,  if more than one)  agree(s) to pay, on demand,  all costs and expenses of  collection  of this Note or of any endorsement  or any  guaranty  hereof  and/or the  enforcement  of Bank's  rights with  respect to, or the administration,  supervision,  preservation,  protection  of, or realization  upon, any property securing payment  hereof,  (including  any  costs and  expenses  incurred  in any  bankruptcy  or other  insolvency proceedings of any Obligors), 3including reasonable attorney's fees (whether or not such attorney is a regularly salaried
         employee of Bank, any parent corporation or any subsidiary or affiliate thereof, whether now   existing or hereafter
         created), not to exceed 20% of all liabilities hereunder, which shall be deemed reasonable.

2.       Governing  Law.  This  Note is  delivered  in and  shall be  construed  under the laws of the State of New Jersey and in any litigation in connection with, or enforcement of, this Note or of any endorsement or guaranty of this Note or any security given for payment hereof. The term "Bank" as used in this Note shall include Bank's successors, endorsers and assigns.

3.       Events of Default.  The  occurrence of any one or more of the following  events shall  constitute an Event of Default hereunder:  (i) failure to pay any principal,  interest or any of the  Obligations as and when due;  (ii) failure to pay or perform any  Obligation  of any of the Obligors to Bank,  whether by maturity  or  acceleration,  set forth in this Note or in

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         any Loan  Document;  (iii) any change in  ownership in any Obligor or the death of any of the  principals  or key employees of any Obligor;  (iv) a proceeding  being filed  or  commenced  against  any  Obligor  for  dissolution  or  liquidation;
         or any  of  the  Obligors voluntarily or involuntarily  terminating or dissolving or being  terminated or dissolved;  (v)
         insolvency of any  Obligor,  or any  Obligor  fails to pay its debts as they  become  due in the  ordinary  course of business;  or a creditor's  committee is appointed  for the business of any Obligor,  or any Obligor makes an assignment for the benefit of  creditors,  or a petition in  bankruptcy  or for  reorganization  or to effect a plan of  arrangement with  creditors  is filed by any  Obligor;  or any  Obligor  applies for or permits the  appointment of a receiver or trustee for any or all of its property,  assets or rights or any such  receiver or trustee shall have been  appointed  for any or all of its property,  assets or rights or any of the above  actions or  proceedings  whatsoever  are  commenced by or against any Obligor;  (vi) any attachments,  liens or  additional  security  interests  being  placed upon any of the
         Collateral;  (vii) acquisition  at any time or from time to time of title to the whole or any part of the  Collateral  by any person,  partnership,  limited liability company or corporation other than any of the Obligors; (viii) any final judgment,  order or  decree  rendered  against  any  Obligor  exceeding  $25,000.00  and  remaining undischarged, unstayed,  or  outstanding  against any Obligor for a period of thirty (30) days;  (ix) any investigation  undertaken by any governmental  entity or if any indictment,  charge or proceeding is filed or  commenced,  whether  criminal or civil pursuant to Federal or state law against any Obligor for which forfeiture  of any of the  property  or assets of such
         Obligor is a  penalty;  (x) any  Reportable  Event occurs  or if any  Employee  Benefit  Plan is  terminated  or Bank reasonably  believes  such plan may be terminated  pursuant  to and as  defined  in the  Employee  Retirement  Income
         Security  Act of 1974,  as amended;  (xi) Bank reasonably deems itself  insecure;  the occurrence of a material adverse change in the business,  properties,  prospects,  operation or condition  (financial or otherwise) of any Obligor;  or a material adverse occurrence; (xii) [Intentionally omitted].

4.       Acceleration.  If any Event of  Default  shall  occur,  then or any time  thereafter,  while such Event of Default shall continue,  Bank may declare all Obligations to be due and payable,  without notice, protest, presentment,  dishonor or demand,  all of which are hereby expressly  waived by Obligors.  Failure of Bank to declare  all  Obligations  due and payable  upon the  occurrence  of an Event of Default  shall not be deemed a  waiver,  and no  rights of Bank  hereunder shall be  deemed  to have  been  waived by an act or knowledge of Bank,  its agents,  officers or  employees,  unless such waiver is contained in an instrument in writing  signed by an officer of Bank and directed to Borrower  specifying  such waiver.  No waiver by Bank of any of its rights  shall  operate as a waiver of any other of its rights or any of its rights on a future occasion.

5.       Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or  discharged thereby.

         Section  Headings.  The section headings herein are included for convenience and shall not be deemed to be part of this Note or any other Loan Documents.


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NJMM0302(10/96)

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